SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




        Date of Report (Date of Earliest Event Reported) October 2, 2003



                        New World Restaurant Group, Inc.
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                    (Exact Name of Registrant as Specified in its Charter)



Delaware                             0-27148                          13-3690261
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(State or Other                    (Commission                  (I.R.S. Employer
Jurisdiction of                    File Number)                   Identification
Incorporation)                                                              No.)




                               1687 Cole Boulevard
                             Golden, Colorado 80401
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               (Address of Principal Executive Offices) (Zip Code)



                                 (303) 568-8000
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              (Registrant's Telephone Number, Including Area Code)



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         (Former Name or Former Address, If Changed Since Last Report.)



                                       1

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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

         Reference is made to the New World Restaurant Group, Inc. (the "Company") press release attached hereto as Exhibit 99.1, and incorporated by reference herein (including, without limitation, the information set forth in the cautionary statement contained in the press release), relating to the completion of the Company's equity restructuring, the election of new directors, a reverse stock split and the changes in management referred to therein.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  EXHIBITS.

EXHIBIT  DESCRIPTION

99.1     Press Release issued October 2, 2003.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NEW WORLD RESTAURANT GROUP, INC.




                                       BY:     /s/ PAUL J.B. MURPHY III
                                             ------------------------------
                                             Name:  Paul J.B. Murphy III
                                             Title:  Chief Executive Officer



Date:  October 2, 2003

                                                                    Exhibit 99.1



                  NEW WORLD COMPLETES EQUITY RESTRUCTURING AND

                         ANNOUNCES NEW CEO, COO AND CFO

    RESTRUCTURING TO BE FOLLOWED BY REVERSE SPLIT; TWO NEW DIRECTORS ELECTED

        GOLDEN, Colo. (10/2/03)--New World Restaurant Group, Inc. (Pink Sheets:
NWCI.PK) announced today that it had completed its previously announced equity restructuring and that it has named a new executive management team. The board of directors has named Paul J.B. Murphy, III, 47, as CEO, Director and acting Chairman; Susan Daggett, 41, as COO; and Richard P. Dutkiewicz, 48, as CFO.

         Mr. Murphy, who previously served as COO, fills the positions held by Anthony Wedo, 43, who resigned from his positions as Chairman, CEO and Director. Ms. Daggett previously served as Chief Supply Officer. Mr. Dutkiewicz was hired as CFO, a position that has been unfilled since October 2002.

         "I am excited about the prospect of leading the company into a future of strategic growth and value creation driven by the great people associated with these fantastic brands," said Mr. Murphy. "I would also like to welcome Rick Dutkiewicz to our company, and congratulate Susan Daggett on her new role. Together, they bring strong experience and enthusiasm to our executive team. I would personally like to thank Tony for his service and leadership over the last two years. His knowledge of the restaurant industry and turnaround skills were essential in getting us to where we are today. He will be greatly missed."

         Mr. Murphy, CEO, served as COO since June 2002, and was responsible for day-to-day operations of all company-owned, franchised and licensed stores across New World's six brands. He joined Einstein/Noah in December 1997 as Senior V.P., Operations, was promoted to Executive V.P. in March 1998 and continued in that position following New World's acquisition of the assets of Einstein/Noah in June 2001. His prior experience in the quick casual restaurant arena includes serving as COO with an Einstein/Noah area developer and as Director of Operations for R&A Foods, LLC, a Boston Chicken area developer. Mr. Murphy also spent 11 years in operations with S&A Restaurants, the owner and operator of Steak & Ale and Bennigans Restaurants. He holds a BA degree from Washington and Lee University.

         Ms. Daggett, COO, served as Chief Supply Officer since May 2002, where she had complete responsibility for the manufacturing, distribution and supply functions across all the New World brands. Ms. Daggett joined Einstein/Noah in 1995 and held several executive positions in finance and operations. Earlier in her career, Ms. Daggett served as Director, Financial Planning & Reporting at Arby's Inc., and as Director, Financial Planning & Analysis with Burger King. She began her career at Ernst & Whinney (now Ernst & Young) after graduating from the University of Northern Iowa with a BA degree in Business Administration.

         Mr. Dutkiewicz, CFO, has over 25 years of experience in finance and accounting. He served as CFO for Vari-L Company, Inc., a publicly traded telecommunications component supplier, and Coleman Natural Products, Inc., a leading supplier of natural beef. Throughout his career, Mr. Dutkiewicz held senior accounting positions with Tetrad Corporation, MicroLithics Corporation, United Technologies, and KPMG. Since May of 2003, he was Vice President of Information Technology for Sirenza Microdevices, which was acquired by Vari-L. Mr. Dutkiewicz received a BBA degree from Loyola University of Chicago in 1977.

         The equity restructuring agreement entered into on June 26 with holders of Series F preferred stock was approved by shareholders at the company's annual meeting last week. The equity restructuring is effective as of September 30, successfully concluding a year-long effort to rationalize the company's capital structure.

         "The completion of our equity restructuring goes a long way towards leveling our competitive playing field," said Mr. Murphy. "Completion of the equity restructuring agreement stabilizes our capital structure and allows management to move forward and focus on its plans to strengthen and build upon the company's solid core business."

         At New World's annual meeting last week, shareholders also elected two new directors and approved seven other proposals, including authorizing an increase in the number of shares of common stock from 150 million to 1.5 billion and a 1.6610444-for-one forward stock split needed to effect the equity restructuring, as detailed in the equity restructuring agreement.

         Shareholders also approved a one-for-100 reverse stock split, which became effective immediately following implementation of the forward stock split and consummation of the transactions contemplated by the equity restructuring agreement. Further, a proposal to reduce the number of authorized shares from
1.5 billion to 15.0 million following the reverse stock split also was approved. Reducing the number of shares of common stock outstanding should raise the per share price and, consequently, improve the trading liquidity of the common stock.

         Immediately following the completion of the equity restructuring, New World had 984,182,839 shares of common stock, no shares of Series F preferred stock, 57,000 shares of Series Z preferred stock, and 105,925,675 shares of common stock reserved for issuance pursuant to outstanding options and warrants. Upon completion of the 1:100 reverse stock split, the company had 9,841,828 outstanding shares of common stock and 1,059,257 shares of common stock reserved for issuance pursuant to outstanding options and warrants. Taking into account both the forward and reverse stock splits, shareholders now have 1 share of common stock for every 60.20309 shares previously held.

         The shareholders elected Lawrence Gelfond, 61, a director of the Financial Advisory and Dispute Resolution Division of Gelfond Hochstadt Pangburn, P.C.; and Mark Kline, 51, president and CEO of Madison Development Group, LLC, a real estate development company, to the New World board of directors. As a result, New World's board has increased in size from three directors to five directors.

         With the successful completion of the equity restructuring, New York-based investment firm Greenlight Capital beneficially owns approximately 92 percent of the company's outstanding common stock.

         Josh Clark, of Greenlight Capital and a Director of New World, said on behalf of the Board, "We would like to thank Tony for his extraordinary efforts in bringing the company through a critical time. His leadership was essential in allowing us to complete the equity restructuring, and we wish him well in his future endeavors."

         "I am pleased to have led New World through a difficult time in its history. I am proud of the many accomplishments we have had over the last two years including the successful integration of the New World and Einstein companies, an operational turnaround and the financial restructuring. I am now confident that the company is poised to resume growth and increase shareholder value," said Mr. Wedo. "Further, I would like to congratulate Paul, Susan and Rick on their appointments and wish them well."

         Additionally, at the annual meeting, the appointment of Grant Thornton LLP as independent auditors was approved for the fiscal year ending December 30, 2003. Shareholders also approved proposals to eliminate the company's classified board of directors and to permit shareholder action by written consent of holders of at least 80% of the company's outstanding common stock.

         New World is a leading company in the quick casual sandwich industry, the fastest growing restaurant segment. The company operates locations primarily under the Einstein Bros. and Noah's New York Bagels brands and primarily franchises locations under the Manhattan Bagel and Chesapeake Bagel Bakery brands. As of July 1, 2003, the company's retail system consisted of 462 company-operated locations, as well as 249 franchised, and 28 licensed locations in 33 states. The company also operates dough production and coffee roasting facilities.

                                      *****

         Certain statements in this press release constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "forecast," "estimate," "project," "intend," "expect," "should," "would," "believe" and similar expressions and all statements which are not historical facts are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors which could cause the company's actual results, performance (financial or operating), or achievements to differ from the future results, performance (financial or operating), or achievements expressed or implied by such forward-looking statements. The above factors are more fully discussed in the company's SEC filings.

         CONTACTS: Steven Bruce / Ed Rowley, The Abernathy MacGregor Group, 212.371.5999